UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 21, 2011

Bakken Resources, Inc.

(Exact name of registrant specified in charter)

Nevada	000-53632	26-2973652
(State of Incorporation)	(Commission File Number)	(IRS Employer
Identification No.)

1425 Birch Ave., Suite A, Helena, MT 59601

(Address of principal executive offices)  (Zip Code)

(406) 442-9444

Issuer’s Telephone Number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On September 21, 2011, Bakken Resources, Inc. (the “Company”) entered into a Mineral Property Sale and Purchase Agreement (the “Agreement”) with John L. Reely (“Reely”) and Lincoln Green, Inc. (“LGI”) (Reely and LGI, collectively referred to as “Reely-LGI”) for the purchase of certain mineral rights owned by Reely-LGI located in the County of Glacier, Montana.

The consideration amount contemplated by the Agreement was $250,000 and was paid at the closing on September 21, 2011, subject to certain terms and conditions as set forth in the Agreement.

A complete copy of the Agreement and the Company’s press release announcing the Company’s purchase of the mineral rights are attached hereto as 10.1 and 99.1, respectively, and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.

Document

10.1

Mineral Property Sale and Purchase Agreement, dated September 21, 2011

99.1

Press Release, dated September 27, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bakken Resources, Inc.

By:	/s/Val M. Holms
Name: Val M. Holms
Title: President & CEO
Dated: September 27, 2011